                                                                     EXHIBIT 2.2

                                  EXHIBIT "D"




                          EMPLOYEE MATTERS AGREEMENT

                                    BETWEEN

                               CATALYTICA, INC.

                                      AND

                        CATALYTICA ENERGY SYSTEMS, INC.



                                EFFECTIVE AS OF

                        _________________________, 2000

                                TABLE OF CONTENTS

                                                                                                    Page
                                                                                                    ----
ARTICLE I DEFINITIONS..............................................................................    1

         1.1    401(k) Plan........................................................................    1
                -----------
         1.2    AD&D Plan..........................................................................    2
                ---------
         1.3    Affiliate..........................................................................    2
                ---------
         1.4    Agreement..........................................................................    2
                ---------
         1.5    Ancillary Agreements...............................................................    2
                --------------------
         1.6    ASO Contracts......................................................................    2
                -------------
         1.7    Assets.............................................................................    2
                ------
         1.8    Benefits Committee.................................................................    2
                ------------------
         1.9    Business Travel Accident Insurance.................................................    2
                ----------------------------------
         1.10   Catalytica.........................................................................    2
                ----------
         1.11   Catalytica Employee................................................................    3
                -------------------
         1.12   Catalytica Group...................................................................    3
                ----------------
         1.13   Catalytica Terminated Employee.....................................................    3
                ------------------------------
         1.14   CESI...............................................................................    3
                ----
         1.15   CESI Business......................................................................    3
                -------------
         1.16   CESI Claims........................................................................    3
                -----------
         1.17   CESI Employee......................................................................    3
                -------------
         1.18   CESI Employee Stock Purchase Plan..................................................    3
                ---------------------------------
         1.19   CESI Group.........................................................................    3
                ----------
         1.20   CESI Stock Plan....................................................................    4
                ---------------
         1.21   CESI Terminated Employee...........................................................    4
                ------------------------
         1.22   COBRA..............................................................................    4
                -----
         1.23   Code...............................................................................    4
                ----
         1.24   Disability Plan....................................................................    4
                ---------------
         1.25   Distribution.......................................................................    4
                ------------
         1.26   Distribution Date..................................................................    4
                -----------------
         1.27   DOL................................................................................    4
                ---
         1.28   Employee Assistance Program........................................................    4
                ---------------------------
         1.29   Employee Incentive Plan............................................................    4
                -----------------------
         1.30   ERISA..............................................................................    5
                -----
         1.31   FMLA...............................................................................    5
                ----
         1.32   Fringe Benefit Plans...............................................................    5
                --------------------
         1.33   FSA/Dependent Reimbursement Plan...................................................    5
                --------------------------------
         1.34   FSA/Medical Reimbursement Plan.....................................................    5
                ------------------------------
         1.35   Group Insurance Policies...........................................................    5
                ------------------------
         1.36   Group Life Plan....................................................................    5
                ---------------
         1.37   HCFA...............................................................................    5
                ----
         1.38   Health and Welfare Plans...........................................................    5
                ------------------------

                               TABLE OF CONTENTS
                                  (Continued)

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                                                                                                      ----
         1.39     Health Plans......................................................................     6
                  ------------
         1.40     Indemnification Agreement.........................................................     6
                  -------------------------
         1.41     IRS...............................................................................     6
                  ---
         1.42     Leave of Absence Plans............................................................     6
                  ----------------------
         1.43     Liabilities.......................................................................     6
                  -----------
         1.44     Long-Term Disability Plan.........................................................     6
                  -------------------------
         1.45     Material Feature..................................................................     6
                  ----------------
         1.46     Merger Agreement..................................................................     6
                  ----------------
         1.47     Outsourcing.......................................................................     7
                  -----------
         1.48     Participating Company.............................................................     7
                  ---------------------
         1.49     Person............................................................................     7
                  ------
         1.50     Plan..............................................................................     7
                  ----
         1.51     Premium Plan......................................................................     7
                  ------------
         1.52     QDRO..............................................................................     7
                  ----
         1.53     QMCSO.............................................................................     7
                  -----
         1.54     Section 125 Plan..................................................................     7
                  ----------------
         1.55     Self-Funded Health Plan...........................................................     7
                  -----------------------
         1.56     Separation........................................................................     8
                  ----------
         1.57     Separation Agreement..............................................................     8
                  --------------------
         1.58     Separation Date...................................................................     8
                  ---------------
         1.59     Severance Pay Plan................................................................     8
                  ------------------
         1.60     Severance Plan....................................................................     8
                  --------------
         1.61     Short-Term Disability Plan........................................................     8
                  --------------------------
         1.62     Sick Pay Policy...................................................................     8
                  ---------------
         1.63     Subsidiary........................................................................     8
                  ----------
         1.64     Tax Sharing Agreement.............................................................     8
                  ---------------------
         1.65     Tuition Reimbursement Program.....................................................     9
                  -----------------------------
         1.66     Unemployment Insurance Program....................................................     9
                  ------------------------------
         1.67     Vacation Policy...................................................................     9
                  ---------------
         1.68     Workers' Compensation Plan........................................................     9
                  --------------------------

ARTICLE II GENERAL PRINCIPLES.......................................................................    10

         2.1      Assumption of CESI Liabilities....................................................    10
                  ------------------------------
         2.2      Establishment of CESI Plans.......................................................    10
                  ---------------------------
         2.3      CESI Under No Obligation to Maintain Plans........................................    11
                  ------------------------------------------
         2.4      CESI's Participation in Catalytica Plans..........................................    11
                  ----------------------------------------
         2.5      Benefits Committee and Dispute Resolution.........................................    12
                  -----------------------------------------

                                     -ii-

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                               TABLE OF CONTENTS
                                  (Continued)

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                                                                                                      ----
ARTICLE III 401(k) PLAN.............................................................................    13

         3.1      401(k) Plan Trust.................................................................    13
                  -----------------
         3.2      401(k) Plan: Assumption of Liabilities and Transfer of Assets.....................    13
                  -------------------------------------------------------------
         3.3      Submission of Catalytica 401(k) Plan to IRS.......................................    13
                  -------------------------------------------

ARTICLE IV SEVERANCE PAY PLAN.......................................................................    14

         4.1      Establishment of CESI Severance Pay Plan..........................................    14
                  ----------------------------------------
         4.2      Allocation and Assumption of Liabilities..........................................    14
                  ----------------------------------------

ARTICLE V HEALTH AND WELFARE PLANS..................................................................    15

         5.1      Self-Funded Health Plans: Transfer of Assets and Assumption of Liabilities........    15
                  --------------------------------------------------------------------------
         5.2      Claims for Health and Welfare Plans...............................................    15
                  -----------------------------------
         5.3      Post-Distribution Transitional Arrangements.......................................    16
                  -------------------------------------------
         5.4      Vendor Arrangements...............................................................    17
                  -------------------
         5.5      Group Life Plan...................................................................    17
                  ---------------
         5.6      AD&D Plan.........................................................................    17
                  ---------
         5.7      Severance and Retention Programs..................................................    18
                  --------------------------------
         5.8      Short-Term Disability Plan........................................................    19
                  --------------------------
         5.9      Long-Term Disability Plan.........................................................    19
                  -------------------------
         5.10     Long-Term Care Plan...............................................................    19
                  -------------------
         5.11     Section 125 Plan..................................................................    19
                  ----------------
         5.12     COBRA.............................................................................    19
                  -----
         5.13     Business Travel Accident Insurance................................................    20
                  ----------------------------------
         5.14     Leave of Absence Plans and FMLA...................................................    20
                  -------------------------------
         5.15     Workers' Compensation Plan........................................................    21
                  --------------------------
         5.16     Administrative Services...........................................................    21
                  -----------------------

ARTICLE VI EQUITY AND OTHER COMPENSATION............................................................    22

         6.1      CESI Stock Plan...................................................................    22
                  ---------------
         6.2      CESI Employee Stock Purchase Plan.................................................    22
                  ---------------------------------
         6.3      Employee Incentive Plan...........................................................    22
                  -----------------------

ARTICLE VII FRINGE AND OTHER BENEFITS...............................................................    23

         7.1      Employee Assistance Program.......................................................    23
                  ---------------------------
         7.2      Tuition Reimbursement Program.....................................................    23
                  -----------------------------
         7.3      Employee Referral Program.........................................................    23
                  -------------------------
         7.4      Commuter Policy...................................................................    23
                  ---------------
         7.5      Other Benefits....................................................................    23
                  --------------

                                     -iii-

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                               TABLE OF CONTENTS
                                  (Continued)

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ARTICLE VIII ADMINISTRATIVE PROVISIONS..............................................................    25

         8.1      Master Transitional Services Agreement............................................    25
                  --------------------------------------
         8.2      Sharing of Participant Information................................................    25
                  ----------------------------------
         8.3      Reporting and Disclosure Communications to Participants...........................    25
                  -------------------------------------------------------
         8.4      Employee Identification Numbers...................................................    25
                  -------------------------------
         8.5      Beneficiary Designations..........................................................    25
                  ------------------------
         8.6      Requests for IRS and DOL Opinions.................................................    25
                  ---------------------------------
         8.7      Fiduciary Matters.................................................................    26
                  -----------------
         8.8      Consent of Third Parties..........................................................    26
                  ------------------------

ARTICLE IX EMPLOYMENT-RELATED MATTERS...............................................................    27

         9.1      Terms of CESI Employment..........................................................    27
                  ------------------------
         9.2      HR Data Support Systems...........................................................    27
                  -----------------------
         9.3      Employment of Employees with U.S. Work Visas......................................    27
                  --------------------------------------------
         9.4      Confidentiality and Proprietary Information.......................................    27
                  -------------------------------------------
         9.5      Vacation and Sick Pay Policies....................................................    27
                  ------------------------------
         9.6      Personnel Records.................................................................    28
                  -----------------
         9.7      Medical Records...................................................................    28
                  ---------------
         9.8      Unemployment Insurance Program....................................................    28
                  ------------------------------
         9.9      Non-Termination of Employment; No Third-Party Beneficiaries.......................    28
                  -----------------------------------------------------------
         9.10     Employment Litigation.............................................................    29
                  ---------------------

ARTICLE X GENERAL PROVISIONS........................................................................    30

         10.1     Effect if Separation, IPO and/or Distribution Does Not Occur......................    30
                  ------------------------------------------------------------
         10.2     No Rights Inure to Third Parties..................................................    30
                  --------------------------------
         10.3     Affiliates........................................................................    30
                  ----------
         10.4     Incorporation of Separation Agreement Provisions..................................    30
                  ------------------------------------------------
         10.5     Governing Law.....................................................................    30
                  -------------
         10.6     Assignment........................................................................    30
                  ----------
         10.7     Severability......................................................................    31
                  ------------
         10.8     Interpretation....................................................................    31
                  --------------
         10.9     Amendment.........................................................................    31
                  ---------
         10.10    Termination.......................................................................    31
                  -----------
         10.11    Conflict..........................................................................    31
                  --------
         10.12    Counterparts......................................................................    31
                  ------------

                                TABLE OF CONTENTS

SCHEDULES                                                                                             Page
---------                                                                                             ----
SCHEDULE 1.38     CATALYTICA AND CESI HEALTH AND WELFARE PLANS.....................................      i

SCHEDULE 4.2      SEVERANCE PAY PLAN LIABILITIES...................................................    iii

SCHEDULE 5.4(a)   THIRD PARTY ASO CONTRACTS........................................................     iv

SCHEDULE 5.4(b)   GROUP INSURANCE POLICIES.........................................................      v

SCHEDULE 5.7(a)   SEVERANCE PLAN...................................................................     vi

SCHEDULE 7.5      OTHER FRINGE BENEFITS............................................................    vii

                          EMPLOYEE MATTERS AGREEMENT

     This EMPLOYEE MATTERS AGREEMENT is entered into on ______________, 2000, between Catalytica, Inc., a Delaware corporation ("Catalytica"), and Catalytica Energy Systems, Inc., a Delaware corporation ("CESI"). Capitalized terms used herein (other than the formal names of Catalytica Plans (as defined below) and related trusts of Catalytica) and not otherwise defined, shall have the respective meanings assigned to them in Article I hereof.

     WHEREAS, the Board of Directors of Catalytica previously determined that it was in the best interests of Catalytica and its shareholders to separate Catalytica's existing businesses into two (2) independent businesses, the pharmaceutical business and the energy business;

     WHEREAS, the Board of Directors of Catalytica has entered into an Agreement and Plan of Merger By and Among Synotex Company, Inc. and Synotex Acquisition Corporation (collectively, "Synotex") which provides that Synotex shall acquire the pharmaceutical business and that Catalytica shall distribute to its stockholders its entire ownership interest in the energy business immediately prior to the effective date of the merger of the pharmaceutical business with and into Synotex; and

     WHEREAS, in furtherance of the foregoing, Catalytica and CESI have agreed to enter into this Agreement to allocate between them Assets, Liabilities and responsibilities with respect to certain employee compensation, benefit plans, programs and arrangements, and certain employment matters;

     NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements set forth below, the parties hereto agree as follows:


                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

     Wherever used in this Agreement, the following terms shall have the meanings indicated below, unless a different meaning is plainly required by the context. The singular shall include the plural, unless the context indicates otherwise. Headings of sections are used for convenience of reference only, and in case of conflict, the text of this Agreement, rather than such headings, shall control:

     1.1  401(k) Plan. "401(k) Plan," when immediately preceded by "Catalytica,"
          -----------
means The 401(k) Plan of Catalytica, Inc. and its Subsidiaries, a defined contribution plan. When immediately preceded by "CESI," "401(k) Plan" means the defined contribution plan to be established by CESI pursuant to Section 2.2 and
Article III.

     1.2  AD&D Plan. "AD&D Plan," when immediately preceded by "Catalytica,"
          ---------
means the Catalytica Accidental Death and Dismemberment ("AD&D") Plan. When immediately preceded by "CESI," "AD&D Plan" means the accidental death and dismemberment plan to be established by CESI pursuant to Sections 2.2 and 5.6.

     1.3  Affiliate. "Affiliate" means, with respect to any specified Person,
          ---------
any entity that Controls, is Controlled by, or is under common Control with such Person. For this purpose, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through ownership of voting securities or other interests, by control, or otherwise. For purposes of this Agreement, Enron Ventures Corp. and Morgan Stanley Dean Witter shall not be considered Affiliates of CESI.

     1.4  Agreement. "Agreement" means this Employee Matters Agreement,
          ---------
including all the Schedules hereto, and all amendments made hereto from time to time.

     1.5  Ancillary Agreements. "Ancillary Agreements" means all of the
          --------------------
underlying agreements, documents and instruments referred to, contemplated by, or made a part of the Separation Agreement.

     1.6  ASO Contracts. "ASO Contracts" is defined in Section 5.4(a) and
          -------------
Schedule 5.4(a).

     1.7  Assets. "Assets" means assets, properties and rights (including
          ------
goodwill), wherever located (including in the possession of vendors or other third parties or elsewhere), whether real, personal or mixed, tangible, intangible or contingent, or any combination of the foregoing, in each case whether or not recorded or reflected or required to be recorded or reflected on the books and records or financial statements of any Person.

     1.8  Benefits Committee. "Benefits Committee" means the benefits committees
          ------------------
established, implemented and operated pursuant to Section 2.5.

     1.9  Business Travel Accident Insurance. "Business Travel Accident
          ----------------------------------
Insurance," when immediately preceded by "Catalytica," means the policy or policies covering Catalytica Business Travel Accident Insurance in the U.S. and to the extent applicable, outside the U.S. When immediately preceded by "CESI," "Business Travel Accident Insurance" means the policy or policies covering the business travel accident insurance to be established by CESI pursuant to Sections 2.2 and 5.13.

     1.10 Catalytica. "Catalytica" means Catalytica, Inc., a Delaware
          ----------
corporation. In all such instances in which Catalytica is referenced in this Agreement, it shall also be deemed to include a reference to each member of the Catalytica Group, unless it specifically provides otherwise; Catalytica shall be solely responsible to CESI for ensuring that each member of the Catalytica Group complies with the applicable terms of this Agreement.

     1.11 Catalytica Employee. "Catalytica Employee" means an individual who, on
          -------------------
the Distribution Date, is: (a) either actively employed by, or on leave of absence from, the Catalytica Group; (b) a Catalytica Terminated Employee; or (c) an employee or group of employees designated as Catalytica Employees by Catalytica and CESI, by mutual agreement.

     1.12 Catalytica Group. "Catalytica Group" means Catalytica and each
          ----------------
Subsidiary or Affiliate of Catalytica (or any predecessor organization thereof).

     1.13 Catalytica Terminated Employee. "Catalytica Terminated Employee" means
          ------------------------------
any individual who is a former employee of the Catalytica Group.

     1.14 CESI. "CESI" means Catalytica Energy Systems, Inc., a Delaware
          ----
corporation. In all such instances in which CESI is referred to in this Agreement, it shall also be deemed to include a reference to each member of the CESI Group, unless it specifically provides otherwise; CESI shall be solely responsible to Catalytica for ensuring that each member of the CESI Group complies with the applicable terms of this Agreement.

     1.15 CESI Business. "CESI Business" means the combustion and advanced
          -------------
technology business and related businesses and operations, defined as "Energy Business" in the Merger Agreement.

     1.16 CESI Claims. "CESI Claims" is defined in Subsection 5.15(a).
          -----------

     1.17 CESI Employee. "CESI Employee" means any individual who is: (a) on
          -------------
leave of absence from, the CESI Group on the Distribution Date; (b) a CESI Terminated Employee; (c) employed by the CESI Group; (d) any other employee or group of employees designated as CESI Employees as of the Distribution Date by Catalytica and CESI by mutual agreement; or (e) an alternate payee under a QDRO, alternate recipient under a QMCSO, beneficiary, covered dependent, or qualified beneficiary (as such term is defined under COBRA), in each case, of an employee or former employee, described in Subsections 1.17(a) through (d) with respect to that employee's or former employee's benefit under the applicable Plan(s) (unless specified otherwise in this Agreement, such an alternate payee, alternate recipient, beneficiary, covered dependent, or qualified beneficiary shall not otherwise be considered a CESI Employee with respect to any benefits he or she accrues or has accrued under any applicable Plan(s), unless he or she is a CESI Employee by virtue of Subsections 1.17(a) through (d)).

     1.18 CESI Employee Stock Purchase Plan. "CESI Employee Stock Purchase Plan"
          ---------------------------------
means the Catalytica Energy Systems, Inc. 2000 Employee Stock Purchase Plan, as established pursuant to Sections 2.2 and 6.2.

     1.19 CESI Group. "CESI Group" means CESI and each Subsidiary and Affiliate
          ----------
of CESI immediately after the Separation Date, and each Person that becomes a Subsidiary or Affiliate of CESI after the Separation Date; provided, however, that Enron Ventures Corp. and Morgan Stanley Dean Witter shall not be considered members of the CESI Group.

     1.20 CESI Stock Plan. "CESI Stock Plan" means the Catalytica Combustion
          ---------------
Systems, Inc. 1995 Stock Plan as continued pursuant to Sections 2.2 and 6.1

     1.21 CESI Terminated Employee. "CESI Terminated Employee" means any
          ------------------------
individual who is: (a) a former employee of the Catalytica Group who was terminated from the CESI Business on or before the Distribution Date; or (b) a former employee of the CESI Group. Notwithstanding the foregoing, "CESI Terminated Employee" shall not, unless otherwise expressly provided to the contrary in this Agreement, include an individual who is a Catalytica Employee at the Distribution Date.

     1.22 COBRA. "COBRA" means the continuation coverage requirements for "group
          -----
health plans" under Title X of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended from time to time, and as codified in Code Section 4980B and ERISA Sections 601 through 608.

     1.23 Code. "Code" means the Internal Revenue Code of 1986, as amended from
          ----
time to time.

     1.24 Disability Plan. "Disability Plan," when immediately preceded by
          ---------------
"Catalytica," means the Catalytica, Inc. Disability Plan which consists of the Catalytica, Inc. Short-Term Disability Plan and the Catalytica, Inc. Long-Term Disability Plan. When immediately preceded by "CESI," "Disability Plan" means the CESI Short-Term Disability Plan and the CESI Long-Term Disability Plan, to be established by CESI pursuant to Sections 2.2, 5.8 and 5.9.

     1.25 Distribution. "Distribution" means Catalytica's pro rata distribution
          ------------
to the holders of its common stock, $.001 par value, of all the shares of CESI common stock owned by Catalytica which, at such time, shall be adjusted for a split with a resulting par value of $.0005.

     1.26 Distribution Date. "Distribution Date" means the date that the
          -----------------
Distribution is effective.

     1.27 DOL. "DOL" means the United States Department of Labor.
          ---

     1.28 Employee Assistance Program. "Employee Assistance Program," when
          ---------------------------
immediately preceded by "Catalytica," means the Catalytica Employee Assistance Program. When immediately preceded by "CESI," "Employee Assistance Program" means the employee assistance program to be established by CESI pursuant to Sections 2.2 and 7.1.

     1.29 Employee Incentive Plan. "Employee Incentive Plan," when immediately
          -----------------------
preceded by "Catalytica," means the Catalytica Employee Incentive Plan. When immediately preceded by "CESI," "Employee Incentive Plan" means the employee incentive plan to be established by CESI pursuant to Sections 2.2 and 6.3.

     1.30 ERISA. "ERISA" means the Employee Retirement Income Security Act of
          -----
1974, as amended from time to time.

     1.31 FMLA. "FMLA" means the Family and Medical Leave Act of 1993, as
          ----
amended from time to time.

     1.32 Fringe Benefit Plans. "Fringe Benefit Plans," when immediately
          --------------------
preceded by "Catalytica," means the Catalytica Employee Assistance Program, Tuition Reimbursement Program, employee referral policy, commuter policy and other fringe benefit plans, programs and arrangements, sponsored and maintained by Catalytica (as set forth in Article VII and Schedule 7.5). When immediately preceded by "CESI," "Fringe Benefit Plans" means the fringe benefit plans, programs and arrangements to be established by CESI pursuant to Section 2.2,
Article VII, and Schedule 7.5.

     1.33 FSA/Dependent Reimbursement Plan. "FSA/Dependent Reimbursement Plan,"
          --------------------------------
when immediately preceded by "Catalytica," means the Catalytica FSA/Dependent Reimbursement Plan. When immediately preceded by "CESI," "FSA/Dependent Reimbursement Plan" means the dependent care assistance reimbursement plan to be established by CESI pursuant to Sections 2.2 and 5.11.

     1.34 FSA/Medical Reimbursement Plan. "FSA/Medical Reimbursement Plan," when
          ------------------------------
immediately preceded by "Catalytica," means the Catalytica FSA/Medical Reimbursement Plan. When immediately preceded by "CESI," "FSA/Medical Reimbursement Plan" means the medical expense reimbursement plan to be established by CESI pursuant to Sections 2.2 and 5.11.

     1.35 Group Insurance Policies. "Group Insurance Policies" is defined in
          ------------------------
Subsection 5.4(b) and Schedule 5.4(b).

     1.36 Group Life Plan. "Group Life Plan," when immediately preceded by
          ---------------
"Catalytica," collectively means the Catalytic Group Term Life Insurance Plan consisting of basic life and supplemental life plan. When immediately preceded by "CESI," "Group Life Plan" collectively means the group term life insurance plan to be established by CESI pursuant to Sections 2.2 and 5.5.

     1.37 HCFA. "HCFA" means the United States Health Care Financing
          ----
Administration.

     1.38 Health and Welfare Plans. "Health and Welfare Plans," when immediately
          ------------------------
preceded by "Catalytica," means the Catalytica Health Plans, the Catalytica
Section 125 Plan, and the health and welfare plans listed on Schedule 1.38 established and maintained by Catalytica for the benefit of eligible employees of the Catalytica Group, and such other welfare plans or programs as may apply to such employees as of the Distribution Date. When immediately preceded by "CESI," "Health and Welfare Plans" means the CESI Health Plans, the CESI Section 125 Plan, and the health and welfare plans to be established by CESI pursuant to
Section 2.2, Article V, and as listed on Schedule 1.38.

     1.39 Health Plans. "Health Plans," when immediately preceded by
          ------------
"Catalytica," means the self-funded medical, health maintenance organization ("HMO"), vision, and dental plans and any similar or successor Plans. When immediately preceded by "CESI," "Health Plans" means the self-funded medical, vision and dental plans to be established by CESI pursuant to Section 2.2 and
Article V.

     1.40 Indemnification Agreement. "Indemnification Agreement" means the
          -------------------------
Ancillary Agreement which is Exhibit H to the Separation Agreement.

     1.41 IRS. "IRS" means the United States Internal Revenue Service.
          ---

     1.42 Leave of Absence Plans. "Leave of Absence Plans," when immediately
          ----------------------
preceded by "Catalytica," means the personal, medical/disability, military, and FMLA leave offered from time to time under the personnel policies and practices of Catalytica. When immediately preceded by "CESI," "Leave of Absence Plans" means the leave of absence programs to be established by CESI pursuant to Sections 2.2 and 5.14.

     1.43 Liabilities. "Liabilities" means all debts, liabilities, guarantees,
          -----------
assurances, commitments, and obligations, whether fixed, contingent or absolute, asserted or unasserted, matured or unmatured, liquidated or unliquidated, accrued or not accrued, known or unknown, due or to become due, whenever or however arising (including, without limitation, whether arising out of any Contract or tort based on negligence or strict liability) and whether or not the same would be required by generally accepted accounting principles to be reflected in financial statements or disclosed in the notes thereto. For this purpose, "Contract" means any contract, agreement, lease, license, sales order, purchase order, instrument or other commitment that is binding on any Person or any part of its property under applicable law.

     1.44 Long-Term Disability Plan. "Long-Term Disability Plan," when
          -------------------------
immediately preceded by "Catalytica," means the Catalytica Long-Term Disability Plan. When immediately preceded by "CESI," "Long-Term Disability Plan" means the long-term disability plan to be established by CESI pursuant to Section 2.2 and
Section 5.9.

     1.45 Material Feature. "Material Feature" means any feature of a Plan that
          ----------------
could reasonably be expected to be of material importance, in the aggregate, to the sponsoring employer or the participants (or their dependents or beneficiaries) of that Plan, which could include, depending on the type and purpose of the particular Plan, the class or classes of employees eligible to participate in such Plan, the nature, type, form, source, and level of benefits provided under such Plan, the amount or level of contributions, if any, required to be made by participants (or their dependents or beneficiaries) to such Plan, and the costs and expenses incurred by the sponsoring employer or Participating Companies for implementing and/or maintaining such Plan.

     1.46 Merger Agreement. "Merger Agreement" means the Agreement and Plan of
          ----------------
Merger By and Among Synotex Company, Inc., Synotex Acquisition Corporation and Catalytica, Inc., dated as of August 2, 2000.

     1.47 Outsourcing. "Outsourcing" is defined in Section 5.15(c).
          -----------

     1.48 Participating Company. "Participating Company" means: (a) Catalytica;
          ---------------------
(b) any Person (other than an individual) that Catalytica has approved for participation in, has accepted participation in, and which is participating in, a Plan sponsored by Catalytica; and (c) any Person (other than an individual) which, by the terms of such Plan, participates in such Plan or any employees of which, by the terms of such Plan, participate in or are covered by such Plan.

     1.49 Person. "Person" means an individual, a partnership, a corporation, a
          ------
limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, and a governmental entity or any department, agency or political subdivision thereof.

     1.50 Plan. "Plan" means any plan, policy, program, payroll practice,
          ----
arrangement, contract, trust, insurance policy, or any agreement or funding vehicle providing compensation or benefits to employees, former employees, directors or consultants of Catalytica or CESI.

     1.51 Premium Plan. "Premium Plan," when immediately preceded by
          ------------
"Catalytica," means the Catalytica Medical/Dental Pre-Tax Premium Plan, the vehicle by which employees participating in the Catalytica Health and Welfare Plans can contribute their portion of the premium payments with pre-tax dollars. When immediately preceded by "CESI," "Premium Plan" means the medical/dental pre-tax premium plan to be established by CESI pursuant to Sections 2.2 and 5.11.

     1.52 QDRO. "QDRO" means a domestic relations order which qualifies under
          ----
Code Section 414(p) and ERISA Section 206(d) and which creates or recognizes an alternate payee's right to, or assigns to an alternate payee, all or a portion of the benefits payable to a participant under the Catalytica 401(k) Plan.

     1.53 QMCSO. "QMCSO" means a medical child support order which qualifies
          -----
under ERISA Section 609(a) and which creates or recognizes the existence of an alternate recipient's right to, or assigns to an alternate recipient the right to, receive benefits for which a participant or beneficiary is eligible under any of the Health Plans.

     1.54 Section 125 Plan. "Section 125 Plan," when immediately preceded by
          ----------------
"Catalytica," means the Catalytica Premium Plan, the Catalytica FSA/Dependent Reimbursement Plan, and the Catalytica FSA/Medical Reimbursement Plan. When immediately preceded by "CESI," "Section 125 Plan" means the CESI Premium Plan, the CESI FSA/Dependent Reimbursement Plan, and the CESI FSA/Medical Reimbursement Plan to be established by CESI pursuant to Sections 2.2 and 5.11.

     1.55 Self-Funded Health Plan. "Self-Funded Health Plan" when immediately
          -----------------------
preceded by "Catalytica" means the self-funded portion of its Health Plan. When immediately preceded by "CESI," "Self-Funded Health Plan" means the self-funded health plan to be established by CESI pursuant to Sections 2.2 and 5.1.

     1.56 Separation. "Separation" means the contribution and transfer from
          ----------
Catalytica to CESI, and CESI's receipt and assumption of, directly or indirectly, substantially all of the Assets and Liabilities currently associated with the CESI Business and the stock, investments or similar interests currently held by Catalytica in subsidiaries and other entities that conduct such business.

     1.57 Separation Agreement. "Separation Agreement" means the Master
          --------------------
Separation Agreement, dated as of _________________, 2000, of which this is Exhibit D thereto.

     1.58 Separation Date. "Separation Date" means the effective time and date
          ---------------
of each transfer of Assets or assumption of Liabilities, undertaking or agreement in connection with the Separation, as defined in the Separation Agreement.

     1.59 Severance Pay Plan. "Severance Pay Plan," when immediately preceded by
          ------------------
"Catalytica," means the Catalytica, Inc. Severance Pay Plan, a nonqualified deferred compensation plan. When immediately preceded by "CESI," "Severance Pay Plan" means the nonqualified deferred compensation plan to be established by CESI pursuant to Section 2.2 and Article IV.

     1.60 Severance Plan. "Severance Plan," when immediately preceded by
          --------------
"Catalytica," means the Catalytica Severance Plan. When immediately preceded by "CESI," "Severance Plan" means the severance program, if any, to be established by CESI pursuant to Sections 2.2 and 5.7.

     1.61 Short-Term Disability Plan. "Short-Term Disability Plan," when
          --------------------------
immediately preceded by "Catalytica," means the Catalytica Short-Term Disability Plan. When immediately preceded by "CESI," "Short-Term Disability Plan" means the short-term disability plan to be established by CESI pursuant to Sections
2.2 and 5.8.

     1.62 Sick Pay Policy. "Sick Pay Policy," when immediately preceded by
          ---------------
"Catalytica," means the Catalytica Sick Pay Policy. When immediately preceded by "CESI," "Sick Pay Policy" means the sick pay policy to be established by CESI pursuant to Sections 2.2 and 9.5.

     1.63 Subsidiary. "Subsidiary" of any Person means a corporation or other
          ----------
organization, whether incorporated or unincorporated, of which at least a majority of the securities or interest having by the terms thereof ordinary voting power to elect at least a majority of the board of directors or others performing similar functions with respect to such corporation or other organization, is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries; provided, however that no Person that is not directly or indirectly wholly-owned by any other Person shall be a Subsidiary of such other Person unless such other Person controls, or has the right, power or ability to control that Person.

     1.64 Tax Sharing Agreement. "Tax Sharing Agreement" means the Ancillary
          ---------------------
Agreement, which is [Exhibit I] to the Separation Agreement.

     1.65 Tuition Reimbursement Program. "Tuition Reimbursement Program," when
          -----------------------------
immediately preceded by "Catalytica," means the Catalytica Tuition Reimbursement Program, an educational reimbursement program. When immediately preceded by "CESI," "Tuition Reimbursement Program" means the tuition reimbursement program to be established by CESI pursuant to Sections 2.2 and 7.2.

     1.66 Unemployment Insurance Program. "Unemployment Insurance Program," when
          ------------------------------
immediately preceded by "Catalytica," means the group unemployment insurance policies purchased by Catalytica from time to time. When immediately preceded by "CESI," "Unemployment Insurance Program" means any group unemployment insurance program to be established by CESI pursuant to Section 9.8.

     1.67 Vacation Policy. "Vacation Policy," when immediately preceded by
          ---------------
"Catalytica," means the Catalytica Vacation Policy. When immediately preceded by "CESI," "Vacation Policy" means the CESI Vacation Policy to be established by CESI pursuant to Sections 2.2 and 9.5.

     1.68 Workers' Compensation Plan. "Workers' Compensation Plan" when
          --------------------------
immediately preceded by "Catalytica" means the Catalytica Workers' Compensation Plan, consisting of the various arrangements established by a member of the Catalytica Group to comply with the workers' compensation requirements of the states in which the Catalytica Group conducts business. When immediately preceded by "CESI," "Workers' Compensation Plan" means the workers' compensation program to be established by CESI pursuant to Section 5.15.

                                  ARTICLE II

                              GENERAL PRINCIPLES
                              ------------------

     2.1  Assumption of CESI Liabilities. Except as specified otherwise in this
          ------------------------------
Agreement or as mutually agreed upon by CESI and Catalytica from time to time, effective as of the Distribution Date, CESI hereby assumes and agrees to pay, perform, fulfill and discharge, in accordance with their respective terms, all of the following: (a) all Liabilities of, or relating to, CESI Employees relating to, arising out of, or resulting from future, present or former employment with the CESI Business (including Liabilities relating to, arising out of, or resulting from Catalytica Plans and CESI Plans); (b) all Liabilities relating to, arising out of, or resulting from any other actual or alleged employment relationship with the CESI Group; and (c) all other Liabilities relating to, arising out of, or resulting from obligations, liabilities and responsibilities expressly assumed or retained by the CESI Group, or a CESI Plan pursuant to this Agreement. Except as specified otherwise in this Agreement or as otherwise mutually agreed upon by Catalytica and CESI from time to time, Catalytica shall transfer to CESI only actual amounts equal to specifically set aside trust assets or insurance reserves and shall not transfer general Assets that would otherwise result from CESI's pro rata interest in each Catalytica Plan.

     2.2  Establishment of CESI Plans.
          ---------------------------

               (a)  Health and Welfare Plans. Except as specified otherwise in
                    ------------------------
this Agreement, effective as of the Distribution Date (or such other date(s) as Catalytica and CESI may mutually agree), CESI shall adopt the CESI Health and Welfare Plans. Except as otherwise specified in this Agreement, to the extent administratively and financially practicable, each CESI Health and Welfare Plan as in effect as of the Distribution Date (or such other date(s) as Catalytica and CESI may mutually agree), shall be comparable in the aggregate in all Material Features to the corresponding Catalytica Plan as in effect as of such agreed upon date.

               (b)  401(k) Plan. Except as specified otherwise in this
                    -----------
Agreement, effective as of November 30, 2000 (or such other date(s) as Catalytica and CESI may mutually agree), CESI shall adopt the CESI 401(k) Plan. Except as otherwise specified in this Agreement, to the extent administratively and financially practicable, the CESI 401(k) Plan as in effect as of November 30, 2000 (or such other date(s) as Catalytica and CESI may mutually agree), shall be comparable in the aggregate in all Material Features to the Catalytica 401(k) Plan as in effect as of such agreed upon date.

               (c)  Fringe Benefit Plans.  Except as specified otherwise in this
                    --------------------
Agreement, effective as of the Distribution Date (or such other date(s) as Catalytica and CESI may mutually agree), CESI shall adopt the CESI Fringe Benefit Plans. Except as otherwise specified in this Agreement, to the extent administratively and financially practicable, each of the foregoing CESI Fringe Benefit Plans as in effect as of the Distribution Date (or such other date(s) as Catalytica and CESI may mutually agree), shall be comparable in the aggregate in all Material Features to the corresponding Catalytica Plan as in effect as of such agreed upon date.

          (d)  Equity and Bonus Programs.  Except as specified otherwise in
               -------------------------
this Agreement, effective as of the Distribution Date (or such other date(s) as CESI shall determine), CESI shall adopt the CESI Stock Plans and the CESI Employee Stock Purchase Plan and shall assume certain Liabilities attributable to the Catalytica Employee Incentive Plan.

          (e)  Other Plans.  Except as otherwise specified in this Agreement,
               -----------
effective as of the Distribution Date (or such other date(s) as Catalytica and CESI may mutually agree), CESI shall adopt certain CESI Plans that are specifically tied to its payroll practices.

     2.3  CESI Under No Obligation to Maintain Plans.  Except as specified
          ------------------------------------------
otherwise in this Agreement, nothing in this Agreement shall preclude CESI, at any time after the Distribution Date, from amending, merging, modifying, terminating, eliminating, reducing, or otherwise altering in any respect any CESI Plan, any benefit under any CESI Plan or any trust, insurance policy or funding vehicle related to any CESI Plans, or any employment or other service arrangement with CESI Employees or vendors (to the extent permitted by law).

     2.4  CESI's Participation in Catalytica Plans.
          ----------------------------------------

               (a)  Participation in Catalytica Plans. Except as specified
                    ---------------------------------
otherwise in this Agreement or as Catalytica and CESI may mutually agree, CESI shall, until the Distribution Date, continue to be a Participating Company in the Catalytica Plans to the extent that CESI has not established a corresponding Plan. Effective until the Distribution Date (or such other date(s) as Catalytica or CESI may mutually agree), any member of the CESI Group not described in the preceding sentence may, at its request and with the consent of Catalytica and CESI, become a Participating Company in any or all of the Catalytica Plans, to the extent that CESI has not yet established a corresponding Plan.

               (b)  Catalytica's General Obligations as Plan Sponsor. To the
                    ------------------------------------------------
extent that CESI is a Participating Company in any Catalytica Plan, Catalytica shall continue to administer, or cause to be administered, in accordance with its terms and applicable law, such Catalytica Plan, and shall have the sole and absolute discretion and authority to interpret the Catalytica Plan, as set forth therein. Catalytica shall not amend any Material Feature of any Catalytica Plan in which CESI is a Participating Company, except to the extent: (i) such amendment would not materially affect any coverage or benefits of CESI Employees under such Plan; (ii) CESI shall consent to such amendment and such consent shall not be unreasonably withheld; or (iii) such amendment is necessary or appropriate to comply with applicable law.

               (c)  CESI's General Obligations as Participating Company. CESI
                    ---------------------------------------------------
shall perform, with respect to its participation in the Catalytica Plans, the duties of a Participating Company as set forth in each such Plan or any procedures adopted pursuant thereto, including (without limitation): (i) assistance in the administration of claims, to the extent requested by the claims administrator of the applicable Catalytica Plan; (ii) full cooperation with Catalytica Plan auditors, benefit personnel and benefit vendors; (iii) preservation of the confidentiality of all financial arrangements Catalytica has or may have with any vendors, claims administrators, trustees, service providers or any other entity or individual with whom Catalytica has entered into an agreement relating to the Catalytica Plans; and (iv) preservation of the confidentiality of participant information (including, without limitation, health information in relation to FMLA leaves) to the extent not specified otherwise in this Agreement.

               (d)  Termination of Participating Company Status.  Except as
                    -------------------------------------------
otherwise may be mutually agreed upon by Catalytica and CESI, effective as of the Distribution Date or such other date as CESI establishes a corresponding Plan (as specified in Section 2.2 or otherwise in this Agreement), CESI shall automatically cease to be a Participating Company in the corresponding Catalytica Plan.

     2.5  Benefits Committee and Dispute Resolution. From the date of this
          -----------------------------------------
Agreement through the Distribution Date, as applicable, the management of the Plans shall be conducted under the supervision of the Benefits Committee. The Benefits Committee shall consist of an equal number of representatives from Catalytica and CESI as appointed by the Catalytica Vice President, Human Resources, and the CESI Chief Financial Officer, and shall provide strategic oversight and direction of the cohesive administration of the Plans. Issues that cannot be resolved by the Benefits Committee shall be decided, at the request of either party, by the CESI Chief Financial Officer (or his or her authorized delegate) and the Catalytica Vice President, Human Resources (or his or her authorized delegate). After the exhaustion of the process, as specified herein, any outstanding issue shall be resolved in accordance with Section 5.8 of the Separation Agreement, entitled "Dispute Resolution."

                                  ARTICLE III

                                  401(k) PLAN
                                  -----------
     3.1  401(k) Plan Trust. Effective on or about November 30, 2000 (or such
          -----------------
other date as Catalytica and CESI may mutually agree), CESI shall establish, or cause to be established, a separate trust, which is intended to be tax-qualified under Code Section 401(a), to be exempt from taxation under Code Section 501(a)(1), and to form the CESI 401(k) Plan.

     3.2  401(k) Plan: Assumption of Liabilities and Transfer of Assets.
          -------------------------------------------------------------
Effective as of November 30, 2000 (or such other date as Catalytica and CESI may mutually agree): (i) the CESI 401(k) Plan shall assume and be solely responsible for all Liabilities relating to, arising out of, or resulting from CESI Employees under the Catalytica 401(k) Plan; (ii) Catalytica shall cause the accounts of the CESI Employees under the Catalytica 401(k) Plan that are held by its related trust to be transferred to the CESI 401(k) Plan and its related trust, and CESI shall cause such transferred accounts to be accepted by such Plan and its related trust; and (iii) Catalytica and CESI shall, to the extent required, each submit a Form 5310-A to the IRS at least thirty (30) days in advance of the asset transfer. Effective as of November 30, 2000 (or such other date as Catalytica and CESI may mutually agree), CESI shall use its commercially reasonable best efforts to enter into agreements satisfactory to CESI to accomplish such assumption and transfer, the maintenance of the necessary participant records, the appointment of an initial trustee under the CESI 401(k) Plan, and the engagement of an initial recordkeeper under the CESI 401(k) Plan. CESI and Catalytica each agree to use their commercially reasonable best efforts to accomplish the establishment of the CESI 401(k) Plan and related trust spin-off. To the extent that CESI elects to make a profit sharing contribution under the CESI 401(k) Plan that is consistent with Catalytica's past practices, then such profit sharing contribution shall be based on CESI Employees' full year compensation, as defined in the CESI 401(k) Plan.

     3.3  Submission of Catalytica 401(k) Plan to IRS. The Catalytica 401(k)
          -------------------------------------------
Plan was amended and restated in its entirety, effective as of January 1, 1999 and January 1, 2000, and, currently, has a remaining period of time under the Code to apply for a determination from the IRS regarding its continued tax-qualified plan status. Catalytica hereby agrees and acknowledges that it shall submit both the 1999 and 2000 restatements of the Catalytica 401(k) Plan to the IRS within the time prescribed by law for a determination letter (currently, no later than December 31, 2001) and shall make all reasonable efforts to obtain such a determination letter. Catalytica shall provide CESI with periodic updates on the status of the IRS submission as well as a copy of the IRS determination letter, once received.

                                  ARTICLE IV

                              SEVERANCE PAY PLAN
                              ------------------

     4.1  Establishment of CESI Severance Pay Plan. Effective on or before the
          ----------------------------------------
Distribution Date (or such other date as Catalytica and CESI may mutually agree), CESI shall establish the CESI Severance Pay Plan.

     4.2  Allocation and Assumption of Liabilities. As of the date that CESI
          ----------------------------------------
establishes the CESI Severance Pay Plan, CESI shall assume all responsibilities and obligations relating to, arising out of, or resulting from the Liabilities under the Catalytica Severance Pay Plan attributable to the CESI Employees specified in Schedule 4.2. Pursuant to Schedule 1.6 of the Merger Agreement, CESI agrees and acknowledges that such Liabilities attributable to CESI Employees in the Catalytica Severance Pay Plan are the sole responsibility of CESI and, accordingly, no Assets shall be transferred to CESI as a result of such Liabilities.

                                   ARTICLE V

                           HEALTH AND WELFARE PLANS
                           ------------------------

     5.1  Self-Funded Health Plans: Transfer of Assets and Assumption of
          --------------------------------------------------------------
          Liabilities.
          -----------

               (a)  Asset Allocations and Transfers.  The Catalytica Self-Funded
                    -------------------------------
Health Plan shall have a portion of its Assets allocated to the CESI Self-Funded Health Plan as follows: such Assets shall be equal to the percentage that the number of CESI Employees (solely for this purpose, defined as any individual who is either actively employed by, or on any leave of absence from, the CESI Group on the Distribution Date) participating in the Catalytica Self-Funded Health Plan bears to the total number of participants in the Catalytica Self-Funded Health Plan as of the Distribution Date.

               (b)  Assumption of Liabilities.  Except as specified otherwise in
                    -------------------------
this Agreement, as of December 1, 2000 (or such other date as Catalytica and CESI may mutually agree), all Liabilities for or relating to CESI Employees under the Catalytica Health and Welfare Plans shall cease to be Liabilities of the Catalytica Health and Welfare Plans and shall be assumed by the corresponding CESI Health and Welfare Plans.

               (c)  Pending Treatments.  Notwithstanding Subsection 5.1(b)
                    ------------------
above, all treatments which have been pre-certified for or are being provided to a CESI Employee as of December 1, 2000 (or such other date as Catalytica and CESI may mutually agree) shall be provided without interruption under the appropriate Catalytica Health and Welfare Plan until such treatment is concluded or discontinued pursuant to applicable Plan rules and limitations, but CESI shall continue to be responsible for all Liabilities relating to, arising out of, or resulting from such on-going treatments.

               (d)  Pending Commitments.  CESI shall assume, effective as of
                    -------------------
December 1, 2000 (or such other date as Catalytica and CESI may mutually agree), all Liabilities relating to, arising out of or resulting from special commitments made by Catalytica before the Distribution Date to provide benefits to or with respect to CESI Employees for care or services not covered by any Catalytica Health and Welfare Plans, but only if such special commitments were made with prior written consent of the CESI Chief Financial Officer or his or her authorized delegate. Before December 1, 2000 (or such other date as Catalytica and CESI may mutually agree), Catalytica shall transfer to CESI copies of all documentation, and a complete written description, of the terms of all such special commitments to CESI Employees.

     5.2  Claims for Health and Welfare Plans.
          -----------------------------------

               (a)  Administration of Catalytica Claims.  Catalytica shall
                    -----------------------------------
administer claims incurred under the Catalytica Health and Welfare Plans by CESI Employees before December 1, 2000 (or such other date as Catalytica and CESI may mutually agree) but only to the extent that CESI has not, before December 1, 2000 (or such other date as Catalytica and CESI may mutually agree), established and assumed administrative responsibility for a comparable Plan. Any determination made, or settlements entered into, by Catalytica with respect to such claims administered by or on behalf of Catalytica shall be final and binding. Catalytica shall transfer to CESI, effective as of December 1, 2000 (or such other date as Catalytica and CESI may mutually agree), responsibility for administering all claims incurred by CESI Employees before December 1, 2000 (or such other date as Catalytica and CESI may mutually agree) (including any claims that were administered by Catalytica as of, on, or after December 1, 2000 (or such other date as Catalytica and CESI may mutually agree)). CESI shall administer such claims in a substantially similar manner, using substantially similar methods and procedures, as Catalytica used in administering such claims. CESI shall have sole and absolute discretionary authority to make any necessary determinations with respect to such claims, including entering into settlements with respect to such claims.

          (b)  Outsourcing of Claims by Catalytica.  Catalytica shall have
               -----------------------------------
the right to engage a third party administrator, vendor, or insurance company to administer ("Outsource") claims incurred under the Catalytica Health and Welfare Plans, including claims incurred by CESI Employees before the Distribution Date (or such earlier date(s) as Catalytica and CESI may mutually agree). Catalytica may determine the manner and extent of such Outsourcing, including the selection of one or more third party administrators, vendors, or insurance companies and the ability to transfer the liability for such claims to one or more independent insurance companies. Catalytica has Outsourced administration of many
Catalytica Health and Welfare Plans, as set forth in Section 5.4 and the Schedule thereto. To the extent not otherwise set forth in Section 5.4 and the Schedule thereto, Catalytica shall promptly notify CESI of its intent to further Outsource such claims, and the material terms and conditions of the Outsourcing, before the effective date thereof.

          (c)  Outsourcing of Claims by CESI.  Catalytica shall use its best
               -----------------------------
efforts for and on behalf of CESI to procure Outsourcing arrangements with its third party administrators, vendors, or insurance companies with the Material Features of each of Catalytica's current Outsourcing arrangements. CESI agrees, as of the Distribution Date (or such other date(s) as CESI and Catalytica may mutually agree), to Outsource claims under the CESI Health and Welfare Plans pursuant to arrangements procured by Catalytica.

     5.3  Post-Distribution Transitional Arrangements.
          -------------------------------------------

               (a)  Continuance of Elections, Co-Payments and Maximum Benefits.
                    ----------------------------------------------------------

                         (i)  As of the Distribution Date (or such other date(s)
as Catalytica and CESI may mutually agree), CESI shall cause the CESI Health and Welfare Plans to recognize and maintain all coverage and contribution elections made by CESI Employees under the Catalytica Health and Welfare Plans and apply such elections under the CESI Health and Welfare Plans for the remainder of the period or periods for which such elections are by their terms applicable. The transfer or other movement of employment between Catalytica and CESI at any time upon or before the Distribution Date shall neither constitute nor be treated as a "status change" or termination of employment under the Catalytica Health and Welfare Plans or the CESI Health and Welfare Plans.

                         (ii) On and after the Distribution Date, CESI shall
cause the CESI Health Plans to recognize and give credit for (A) all amounts applied to deductibles, out-of-pocket maximums, co-payments and other applicable benefit coverage limits with respect to which such expenses have been incurred by CESI Employees under the Catalytica Health Plans for the remainder of the calendar year in which the Distribution Date occurs, and (B) all benefits paid to CESI Employees under the Catalytica Health Plans for purposes of determining when such persons have reached their lifetime maximum benefits under the CESI Health Plans.

               (b)  HCFA.  As of the Distribution Date (or such other date(s) as
                    ----
Catalytica and CESI may mutually agree), CESI shall assume all Liabilities relating to, arising out of, or resulting from claims, if any, verified by Catalytica or CESI under the HCFA data match reports that relate to CESI Employees.

     5.4  Vendor Arrangements.  Catalytica shall use its best efforts for and on
          -------------------
behalf of CESI to procure, effective as of the Distribution Date (or such other date(s) as Catalytica and CESI may mutually agree): (a) third party ASO Contracts which are comparable in the aggregate in all Material Features to the ASO Contracts entered into by Catalytica, as set forth in Schedule 5.4(a) (the "ASO Contracts"); and (b) Group Insurance Policies, which are comparable in the aggregate in all Material Features to the Group Insurance Policies entered into by Catalytica, as set forth in Schedule 5.4(b) (the "Group Insurance Policies"). In each case, CESI shall, as of the Distribution Date (or such other date(s) as Catalytica and CESI may mutually agree), establish, adopt and/or implement such contracts, agreements or arrangements. CESI may, at such future date after the Distribution Date, elect to discontinue such contracts, agreements or arrangements in accordance with Section 2.3.

     5.5  Group Life Plan.
          ---------------

               (a)  CESI's Participation in Catalytica Group Life Plan.  CESI
                    --------------------------------------------------
shall cease to be a Participating Company in the Catalytica Group Life Plan coincident with CESI's establishment of the CESI Group Life Plan (or, if none, CESI's written notice to Catalytica of its withdrawal as a Participating Company in the Catalytica Group Life Plan), on such date as Catalytica and CESI mutually agree, but no later than the Distribution Date.

               (b)  CESI's Establishment of CESI Group Life Plan.  Catalytica
                    --------------------------------------------
shall use its best efforts to procure an arrangement for and on behalf of CESI for a Group Life Plan which shall be comparable in the aggregate in all Material Features to the Catalytica Group Life Plan as are financially, administratively and legally practicable. If Catalytica procures such an arrangement, CESI will not unreasonably withhold its consent to adopt such an arrangement to constitute the CESI Group Life Plan.

     5.6  AD&D Plan.
          ---------

               (a)  CESI's Participation in Catalytica AD&D Plan.  CESI shall
                    --------------------------------------------
cease to be a Participating Company in the Catalytica AD&D Plan coincident with CESI's establishment of the CESI AD&D Plan (or, if none, CESI's written notice to Catalytica of its withdrawal as a

Participating Company in the Catalytica AD&D Plan), on such other date as Catalytica and CESI mutually agree, but no later than the Distribution Date.

               (b)  CESI's Establishment of CESI AD&D Plan.  Catalytica shall
                    --------------------------------------
use its best efforts to procure an arrangement for and on behalf of CESI for an AD&D Plan which shall be comparable in the aggregate in all Material Features to the Catalytica AD&D Plan as are financially, administratively and legally practicable. If Catalytica procures such an arrangement, CESI shall not unreasonably withhold its consent to adopt such an arrangement to constitute the CESI AD&D Plan.

     5.7  Severance and Retention Programs.
          --------------------------------

               (a)  Catalytica Severance Plan.  CESI shall cease to be a
                    -------------------------
Participating Company in the Catalytica Severance Plan as of the Distribution Date. Certain individuals set forth on Schedule 5.7(a) who would otherwise be terminated by Catalytica and, accordingly, entitled to payment pursuant to the Catalytica Severance Plan, will be employed in the CESI Group during the transitional period after the Distribution Date. To enable CESI to utilize the continued services of each such individual (as specified in Schedule 5.7(a)) during the transitional period, Catalytica shall transfer Assets to CESI so that CESI can make such severance payments upon the termination of each such individual's employment with CESI. Such transfer of Assets shall be accomplished pursuant to subsection (c) below. CESI further agrees that it shall pay to each individual, regardless of whether or not terminated, no later than twelve (12) months from the Distribution Date, the amount specified in Schedule 5.7(a).

               (b)  Additional Severance and Retention Programs.  Pursuant to
                    -------------------------------------------
Section 5.11(b) of the Merger Agreement, Catalytica has agreed to make retention and severance payments, in addition to payments under the Catalytica Severance Plan, to the non-executive employees of Catalytica and non-energy subsidiaries of Catalytica. Catalytica shall satisfy any and all Liabilities relating to, arising out of, or resulting from this Subsection which are due as of the Distribution Date. To enable CESI to utilize the continued services of each such individual during the transitional period after the Distribution Date, Catalytica shall transfer Assets to CESI so that CESI can make such severance and retention payments when due (on a specified date or upon the termination of such individual's employment with CESI). Such transfer of Assets shall be accomplished pursuant to Subsection (c) below. CESI agrees that it shall pay to each such individual when due, but in no event later than twelve (12) months from the Distribution Date, the amounts specified in Subsection (c) below. After receipt of the Assets as set forth in subsection (c) below, CESI shall be solely liable for all further severance and retention obligations set forth herein.

               (c)  Transfer of Assets.  On or before [_______________],
                    ------------------
Catalytica shall transfer to CESI (i) the amounts set forth on Schedule 5.7(a) and (ii) the difference between $1,150,000 and the amount Catalytica has paid to employees in satisfaction of the severance and retention obligations due as of the Distribution Date, as set forth in subsection 5.7(b). Coincident with the receipt of such transfer of Assets, CESI shall assume all responsibilities and obligations relating to, arising out of, or resulting from the Liabilities specified in subsections (a) and (b) above. Notwithstanding anything herein, Catalytica shall remain solely liable for all Liabilities due as of the Distribution Date as set forth in subsection (b) above.

     5.8   Short-Term Disability Plan. Effective on or before the Distribution
           --------------------------
Date (or such other date(s) as Catalytica and CESI may mutually agree), CESI shall implement or cause to be implemented, payroll procedures for the first two
(2) months of a disability and an insured program for an additional four (4) month period until CESI Long-Term Disability coverage is triggered (collectively, the "CESI Short-Term Disability Plan"). Catalytica will administer CESI's Short-Term Disability Plan through the Distribution Date (or such other date(s) as Catalytica and CESI may mutually agree).

     5.9   Long-Term Disability Plan.
           -------------------------

               (a)  CESI's Participation in Catalytica Long-Term Disability
                    -------------------------------------------------------
Plan. ESI shall cease to be a Participating Company in the Catalytica Long-Term
----
Disability Plan coincident with CESI's establishment of the CESI Long-Term Disability Plan (or, if none, CESI's written notice to Catalytica of its withdrawal as a Participating Company in the Catalytica Long-Term Disability
Plan), on such other date as Catalytica and CESI mutually agree, but no later than the Distribution Date.

               (b)  CESI's Establishment of CESI Long-Term Disability Plan.
                    ------------------------------------------------------
Catalytica shall use its best efforts to procure an arrangement for and on behalf of CESI for a Long-Term Disability Plan which shall be comparable in the aggregate in all Material Features to the Catalytica Long-Term Disability Plan as are financially, administratively and legally practicable. If Catalytica procures such an arrangement, CESI shall not unreasonably withhold its consent to adopt such an arrangement to constitute the CESI Long-Term Disability Plan.

     5.10  Long-Term Care Plan. The CESI Employees participating in the
           -------------------
Catalytica Long-Term Care Plan shall have the right to convert their existing coverage to an individual policy under the Catalytica Long-Term Care Plan (a "portable benefit") at the time their rights to participate in the group coverage terminates.

     5.11  Section 125 Plan.  Effective on December 1, 2000 (or such other
           ----------------
date(s) as Catalytica and CESI may mutually agree), CESI shall establish, or cause to be established, the CESI Section 125 Plan. At such time, CESI shall be solely responsible for the CESI Section 125 Plan. Catalytica shall transfer or cause to be transferred to CESI or its authorized agent all records attributable to the participation of each CESI Employee and CESI Terminated Employee in the Catalytica FSA/ Medical Reimbursement Plan and the Catalytica FSA/Dependent Reimbursement Plan and the aggregate net cash amount for contributions paid (but not yet reimbursed) by or on behalf of CESI Employees or CESI Terminated Employees for the 2000 plan year prior to December 1, 2000.

     5.12  COBRA. Catalytica shall be responsible through December 1, 2000
           -----
(or such other date(s) as Catalytica and CESI may mutually agree), for compliance with the health care continuation coverage requirements of COBRA and the Catalytica Health and Welfare Plans with respect to CESI Employees and qualified beneficiaries (as such term is defined under COBRA). Catalytica shall be responsible for providing CESI with all necessary employee change notices and related information for covered dependents, spouses, qualified beneficiaries (as such term is defined under COBRA), and alternate recipients pursuant to QMCSOs, in accordance with applicable Catalytica COBRA policies and procedures. As soon as administratively practicable after December 1, 2000 (or such other date(s) as Catalytica and CESI may mutually agree), Catalytica shall provide CESI (through hard copy, electronic format, or such other mechanism as is appropriate under the circumstances), with a list of all qualified beneficiaries (as such term is defined under COBRA) that relate to CESI and the relevant information pertaining to their coverage elections and remaining COBRA time periods. Effective as of December 1, 2000 (or such other date(s) as Catalytica and CESI may mutually agree), CESI shall be solely responsible for compliance with the health care continuation coverage requirements of COBRA and the CESI Health and Welfare Plans for CESI Employees and their qualified beneficiaries (as such term is defined under COBRA).

     5.13 Business Travel Accident Insurance. Catalytica shall use its best
          ----------------------------------

efforts to procure a business travel accident insurance policy for and on behalf of CESI with the Material Features of the Catalytica business travel accident policy, effective as of the Distribution Date (or such other date(s) as Catalytica and CESI may mutually agree).

     5.14 Leave of Absence Plans and FMLA.
          -------------------------------

          (a)  Allocation of Responsibilities After Distribution Date.
               ------------------------------------------------------
Effective as of the Distribution Date (or such other date(s) as Catalytica and CESI may mutually agree): (i) CESI shall adopt Leave of Absence Plans which shall be comparable in the aggregate in all Material Features to the Catalytica Leave of Absence Plans as in effect on the Distribution Date (or such other date(s) as Catalytica and CESI may mutually agree); (ii) CESI shall honor all terms and conditions of leaves of absence which have been granted to any CESI Employee under a Catalytica Leave of Absence Plan or FMLA on or before the Distribution Date by Catalytica, including such leaves that are to commence after the Distribution Date (or such other date(s) as Catalytica and CESI may mutually agree); and (iii) CESI shall recognize all periods of service of CESI Employees with the Catalytica Group, to the extent such service is recognized by the Catalytica Group for the purpose of eligibility for leave entitlement under the Catalytica Leave of Absence Plans and FMLA; provided, however, that no duplication of benefits shall, to the extent permitted by law, be required by the foregoing.

          (b)  Administration.  Through the Distribution Date (or such other
               --------------
such date(s) as Catalytica and CESI may mutually agree), CESI may require Catalytica to administer, or cause to be administered, the CESI Leave of Absence Plans in such manner as Catalytica and CESI may mutually agree.

          (c)  Disclosure.  Before the Distribution Date (or such other date(s)
               ----------
as Catalytica and CESI may mutually agree), Catalytica shall provide to CESI copies of all records pertaining to the Catalytica Leave of Absence Plans and FMLA with respect to all CESI Employees to the extent such records have not been previously provided.

     5.15  Workers' Compensation Plan.
           --------------------------

           (a) Assumption of Catalytica and CESI Workers' Compensation Plan
               ------------------------------------------------------------
Liabilities by CESI.  Effective as of December 1, 2000 (or such other date as
-------------------
Catalytica and CESI may mutually agree), CESI shall assume and be solely responsible for all Liabilities relating to, arising out of, or resulting from claims by CESI Employees ("CESI Claims") whether incurred before, on, or after the Distribution Date.

           (b) Participation in the Catalytica Workers' Compensation Plan. CESI
               ----------------------------------------------------------
shall, until December 1, 2000 (or such earlier date(s) as CESI and Catalytica may mutually agree), continue to be a Participating Company in the Catalytica Workers' Compensation Plan. Catalytica shall continue to administer, or cause to be administered, the Catalytica Workers' Compensation Plan in accordance with its terms and applicable law. CESI shall fully cooperate with Catalytica and its insurance company in the administration and reporting of CESI Claims under the Catalytica Workers' Compensation Plan. Any determination made, or settlement entered into, by or on behalf of Catalytica or its insurance company with respect to CESI claims under the Catalytica Workers' Compensation Plan shall be final and binding.

           (c) Outsourcing of CESI Workers' Compensation Plan Claims. CESI shall
               -----------------------------------------------------
have the right to transfer the administration of CESI Claims incurred under the Catalytica Workers' Compensation Plan to a third party administrator, vendor, or insurance company ("Outsourcing"). CESI shall promptly notify Catalytica of its intent to transfer such claims, including the material terms and conditions of the transfer before the effective date thereof. Catalytica, upon the request of CESI, shall use best efforts to procure such Outsourcing on behalf of CESI, assist CESI in the transition to Outsourcing, and provide CESI with any information that is in the possession of Catalytica and is reasonably available and necessary to obtain such Outsourcing.

           (d) Establishment of the CESI Workers' Compensation Plan.  As of the
               ----------------------------------------------------
Distribution Date, CESI shall be responsible for complying with the workers' compensation requirements of the states in which the CESI Group conducts business and for obtaining and maintaining insurance programs for its risk of loss. Such insurance arrangements shall be separate and apart from the Catalytica Workers' Compensation Plan. Notwithstanding the foregoing, Catalytica, upon the request of CESI, shall use its best efforts to procure workers' compensation insurance policies for and on behalf of CESI, assist CESI in the transition to its own separate insurance program, and provide CESI with any information that is in the possession of Catalytica and is reasonably available and necessary to either obtain insurance coverage for CESI or to assist CESI in preventing unintended self-insurance, in whatever form.

     5.16  Administrative Services. To the extent not provided otherwise in this
           -----------------------
Article, Catalytica may provide certain administrative services to CESI in conjunction with both the Catalytica and CESI Health and Welfare Plans in such manner and for such period as Catalytica and CESI may mutually agree.

                                  ARTICLE VI

                         EQUITY AND OTHER COMPENSATION
                         -----------------------------

     6.1  CESI Stock Plan. CESI intends to maintain the Catalytica Combustion
          ---------------
Systems, Inc. 1995 Stock Plan after the Distribution Date; provided, however, CESI reserves the right to amend or terminate the Plan at any time, for any reason.

     6.2  CESI Employee Stock Purchase Plan. On the Distribution Date, CESI
          ---------------------------------
shall establish the Catalytica Energy Systems, Inc. 2000 Employee Stock Purchase Plan for the benefit of CESI Employees.

     6.3  Employee Incentive Plan. On or before the Distribution Date (or such
          -----------------------
earlier date as Catalytica and CESI may mutually agree), Catalytica shall transfer to CESI all data and information relating to CESI Employees' participation in the Catalytica Employee Incentive Plan as well as the calculations and other relevant information relating to the incentive component of the CESI Employee Incentive Plan tied to Catalytica's performance. Effective as of the Distribution Date (or such earlier date as Catalytica and CESI may mutually agree), CESI shall assume all Liabilities relating to, arising out of, or resulting from the CESI Employees' participation in the Catalytica Employee Incentive Plan as well as any and all Liabilities attributable to the incentive component of Catalytica's performance in the CESI Employee Incentive Plan. No duplication of benefits shall occur as a result of any transfer of employment between Catalytica and CESI and no Assets shall be transferred as a result of the assumption of the Liabilities.

                                  ARTICLE VII

                           FRINGE AND OTHER BENEFITS
                           -------------------------

     7.1  Employee Assistance Program. Catalytica shall use its commercially
          ---------------------------
reasonable best efforts for and on behalf of CESI to procure, effective as of the Distribution Date (or such other date as Catalytica and CESI may mutually agree), a contract with CIGNA Behavioral Health which is comparable in the aggregate in all Material Features to Catalytica's contract with CIGNA Behavioral Health that provides for a CESI Employee Assistance Program. CESI shall not unreasonably withhold its consent to enter into such contracts and/or arrangements as procured by Catalytica. CESI shall cease to be a Participating Company in the Catalytica Employee Assistance Program coincident with CESI's establishment of the CESI Employee Assistance Program.

     7.2  Tuition Reimbursement Program. Effective as of the Distribution Date
          -----------------------------
(or such other date as CESI and Catalytica may mutually agree), CESI shall provide a CESI Tuition Reimbursement Program to CESI Employees which is comparable in the aggregate in all Material Features to the Catalytica Tuition Reimbursement Program. CESI shall cease to be a Participating Company in the Catalytica Tuition Reimbursement Program coincident with CESI's establishment of the CESI Tuition Reimbursement Program. At such time, any and all outstanding approved reimbursements under the Catalytica Tuition Reimbursement Program for CESI Employees shall be made by CESI.

     7.3  Employee Referral Program. Effective as of the Distribution Date (or
          -------------------------
such other date as CESI and Catalytica may mutually agree), CESI shall provide a CESI Employee Referral Program to CESI Employees which is comparable in the aggregate in all Material Features to the Catalytica Employee Referral Program. CESI shall cease to be a Participating Company in the Catalytica Employee Referral Program coincident with CESI's establishment of the CESI Employee Referral Program. At such time, any and all outstanding approved reimbursements under the Catalytica Employee Referral Program for CESI Employees shall be made by CESI.

     7.4  Commuter Policy. Effective as of the Distribution Date (or such other
          ---------------
date as CESI and Catalytica may mutually agree), CESI shall provide a CESI Commuter Policy to CESI Employees which is comparable in the aggregate in all Material Features to the Catalytica Commuter Policy. CESI shall cease to be a Participating Company in the Catalytica Commuter Policy coincident with CESI's establishment of the CESI Commuter Policy. At such time, any and all outstanding approved reimbursements under the Catalytica Commuter Policy for CESI Employees shall be made by CESI.

     7.5  Other Benefits.  To the extent that Catalytica maintains, sponsors or
          --------------
provides other fringe benefits specified in Schedule 7.5 to its eligible employees, then Catalytica shall, to the extent permitted by law, continue to make such benefits available to CESI Employees on substantially similar terms and conditions as are offered to the employees of the Catalytica Group through the

Distribution Date (or such other date upon which CESI and Catalytica mutually agree). CESI and Catalytica agree to make commercially reasonable best efforts to mutually agree on whether, when, and on what terms any member of the CESI Group shall maintain, sponsor, or offer fringe benefits.

                                 ARTICLE VIII

                           ADMINISTRATIVE PROVISIONS
                           -------------------------

     8.1  Master Transitional Services Agreement. On or prior to the
          --------------------------------------
Distribution Date (or such other date as CESI and Catalytica may mutually agree), Catalytica and CESI may enter into a services agreement covering the provisions of interim services, including financial, accounting, legal, benefits-related and other services by Catalytica to CESI or, in certain circumstances, vice versa, if appropriate or necessary.

     8.2  Sharing of Participant Information.  Catalytica and CESI shall share,
          ----------------------------------
or cause to be shared, all participant information that is necessary or appropriate for the efficient and accurate administration of each of the Catalytica Plans and the CESI Plans during the respective periods applicable to such Plans as CESI and Catalytica may mutually agree. Catalytica and CESI and their respective authorized agents shall, subject to applicable laws of confidentiality and data protection, be given reasonable and timely access to, and may make copies of, all information relating to the subjects of this Agreement in the custody of the other party or its agents, to the extent necessary or appropriate for such administration.

     8.3  Reporting and Disclosure Communications to Participants. While CESI is
          -------------------------------------------------------
a Participating Company in the Catalytica Plans, CESI shall take, or cause to be taken, all actions necessary or appropriate to facilitate the distribution of all Catalytica Plan-related communications and materials to employees, participants and beneficiaries, including (without limitation) summary plan descriptions and related summaries of material modification(s), summary annual reports, investment information, prospectuses, notices and enrollment material for the Catalytica Plans and CESI Plans. CESI shall assist Catalytica in complying with all reporting and disclosure requirements of ERISA, including the preparation of Form Series 5500 annual reports for the Catalytica Plans, as applicable.

     8.4  Employee Identification Numbers. Until the Distribution Date (or such
          -------------------------------
other period as Catalytica and CESI may mutually agree), Catalytica and CESI shall not change any employee identification numbers assigned by Catalytica. Catalytica and CESI mutually agree to establish a policy pursuant to which employee identification numbers assigned to either employees of Catalytica or CESI shall not be duplicated between Catalytica and CESI.

     8.5  Beneficiary Designations. Subject to Section 8.8, all beneficiary
          ------------------------
designations made by CESI Employees with regard to the Catalytica Plans shall be transferred to and be in full force and effect under the corresponding CESI Plans, in accordance with the terms of each such applicable CESI Plan, until such beneficiary designations are replaced or revoked by the CESI Employees who made the beneficiary designations.

     8.6  Requests for IRS and DOL Opinions. Catalytica and CESI shall make such
          ---------------------------------
applications to regulatory agencies, including the IRS and DOL, as may be necessary or appropriate. CESI and Catalytica shall cooperate fully with one another on any issue relating to the transactions contemplated by this Agreement for which Catalytica and/or CESI elects to seek a determination letter (as agreed to by Catalytica pursuant to Section 3.3) or private letter ruling from the IRS or an advisory opinion from the DOL.

     8.7  Fiduciary Matters. Catalytica and CESI each acknowledge that actions
          -----------------
contemplated to be taken pursuant to this Agreement may be subject to fiduciary duties or standards of conduct under ERISA or other applicable law, and that no party shall be deemed to be in violation of this Agreement if such party fails to comply with any provisions hereof based upon such party's good faith determination that to do so would violate such a fiduciary duty or standard.

     8.8  Consent of Third Parties. If any provision of this Agreement is
          ------------------------
dependent on the consent of any third party (such as a vendor) and such consent is withheld, Catalytica and CESI shall use their commercially reasonable best efforts to implement the applicable provisions of this Agreement. If any provision of this Agreement cannot be implemented due to the failure of such third party to consent, Catalytica and CESI shall negotiate in good faith to implement such provision in a mutually satisfactory manner.

                                  ARTICLE IX

                          EMPLOYMENT-RELATED MATTERS
                          --------------------------

     9.1  Terms of CESI Employment. All basic terms and conditions of employment
          ------------------------
for CESI Employees including, without limitation, their pay and benefits in the aggregate, shall, to the extent legally and practicably possible, remain substantially the same through the Distribution Date as the terms and conditions that were in place when the CESI Employee was employed by the Catalytica Group, as applicable. Nothing in the Separation Agreement, this Agreement, or any Ancillary Agreement should be construed to change the at-will status of the employment of any of the employees of the Catalytica Group or the CESI Group.

     9.2  HR Data Support Systems. Catalytica shall provide human resources data
          -----------------------
support for CESI Employees through the Distribution Date (or such other period as Catalytica and CESI may mutually agree).

     9.3  Employment of Employees with U.S. Work Visas. CESI will request
          ---------------------------------------------
amendments to the nonimmigrant visa status of CESI Employees, if any, with U.S. work visas authorizing them to work for Catalytica, excluding the CESI Group, to request authorization to work for CESI.

     9.4  Confidentiality and Proprietary Information. No provision of the
          -------------------------------------------
Separation Agreement or any Ancillary Agreement shall be deemed to release any individual for any violation of the Catalytica non-competition guideline or any agreement or policy pertaining to confidential or proprietary information of any member of the Catalytica Group, or otherwise relieve any individual of his or her obligations under such non-competition guideline, agreement, or policy.

     9.5  Vacation and Sick Pay Policies. Effective as of the Distribution Date
          ------------------------------
(or such earlier date as Catalytica and CESI may mutually agree), CESI shall establish the CESI Vacation Policy and the CESI Sick Pay Policy which shall be comparable in the aggregate in all Material Features to the Catalytica Vacation Policy and the Catalytica Sick Pay Policy, respectively. On or before the Distribution Date (or such earlier date as Catalytica and CESI may mutually agree), Catalytica shall transfer to CESI all data and information relating to the Catalytica Vacation Policy and the Catalytica Sick Pay Policy. Effective as of the Distribution Date (or such earlier date as Catalytica and CESI may mutually agree), CESI shall assume all Liabilities relating to, arising out of, or resulting from CESI Employees' coverage/participation under the Catalytica Vacation Policy. In the event that a Catalytica Employee or CESI Employee transfers his or her employment to the other party before the Distribution Date, such transfer of employment shall not result in a payout or constitute a termination event for purposes of the Vacation Policy, and no duplication of benefits shall occur as a result of any such transfer of employment between Catalytica and CESI. Effective as of the Distribution Date (or such earlier date as Catalytica and CESI may mutually agree), CESI shall assume all Liabilities relating to, arising out of, or resulting from CESI Employees' coverage/participation under the Catalytica Sick Pay Policy for the calendar year ending December

31, 2000; such Catalytica Sick Pay Policy does not provide for accrual of benefits beyond the current calendar year.

     9.6  Personnel Records. Subject to applicable laws on confidentiality and
          -----------------
data protection, Catalytica shall deliver to CESI prior to the Distribution Date (or such other date as Catalytica and CESI may mutually agree), personnel records of CESI Employees to the extent such records relate to CESI Employees' active employment by, leave of absence from, or termination of employment with CESI.

     9.7  Medical Records. Subject to applicable laws on confidentiality and
          ---------------
data protection, Catalytica shall deliver to CESI prior to the Distribution Date (or such other date as Catalytica and CESI may mutually agree), medical records of CESI Employees to the extent such records (a) relate to CESI Employees' active employment by, leave of absence from, or termination of employment with CESI, and (b) are necessary to administer and maintain employee benefit plans, including Health Plans and Workers' Compensation Plan and for determining eligibility for paid and unpaid Leaves of Absence for medical reasons.

     9.8  Unemployment Insurance Program.
          ------------------------------

               (a)  Claims Administration Through Distribution Date. Unless
                    -----------------------------------------------
otherwise directed by CESI, Catalytica shall use its commercially reasonable best efforts to cause CESI to receive service from Catalytica's third party unemployment insurance administrator through the Distribution Date (or such other date as Catalytica and CESI may mutually agree). CESI shall cooperate with the unemployment insurance administrator by providing any and all necessary or appropriate information reasonably available to CESI.

               (b)  Claim Administration Post-Distribution Date.  Before the
                    -------------------------------------------
Distribution Date, Catalytica shall use its commercially reasonable best efforts for and on behalf of CESI to procure an agreement with its third party unemployment insurance administrator comparable in the aggregate in all Material Features to the Catalytica third party unemployment insurance agreement, including, without limitation, administration of all unemployment compensation claims of CESI Employees, regardless of whether such claims were filed before, on, or after the Distribution Date. CESI shall not unreasonably withhold its consent to adopt such an agreement with such administrator.

     9.9  Non-Termination of Employment; No Third-Party Beneficiaries. No
          -----------------------------------------------------------
provision of this Agreement, the Separation Agreement, or any Ancillary Agreement shall be construed to create any right or accelerate entitlement to any compensation or benefit whatsoever on the part of any CESI Employee or other former, present or future employee of Catalytica or CESI under any Catalytica Plan or CESI Plan or otherwise. Without limiting the generality of the foregoing: (a) neither the Distribution or Separation, nor the termination of the Participating Company status of CESI or any member of the CESI Group shall cause any employee to be deemed to have incurred a termination of employment; and (b) no transfer of employment between Catalytica and CESI before the Distribution Date shall be deemed a termination of employment for any purpose hereunder.

     9.10 Employment Litigation. CESI shall have the sole responsibility for all
          ---------------------
employment-related claims regarding CESI Employees that exist, or come into existence, before, on or after the Distribution Date relating to, arising out of, or resulting from their employment with the CESI Business or the CESI Group or Catalytica or the Catalytica Group.

                                   ARTICLE X

                              GENERAL PROVISIONS
                              ------------------

     10.1  Effect if Separation, IPO and/or Distribution Does Not Occur. Subject
           ------------------------------------------------------------
to Section 10.10, if the Separation, IPO and/or Distribution does not occur, then all actions and events that are, under this Agreement, to be taken or occur effective as of the Separation Date, IPO, and/or Distribution Date, or otherwise in connection with the Separation, IPO and/or Distribution, shall not be taken or occur except to the extent specifically agreed by CESI and Catalytica.

     10.2  No Rights Inure to Third Parties. This Agreement including the
           --------------------------------
Schedules hereto shall be binding upon and inure solely to the benefit of each party hereto and their successors, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

     10.3  Affiliates. Each of Catalytica and CESI shall cause to be performed
           ----------
and hereby guarantee the performance of any and all actions of the Catalytica Group or the CESI Group, respectively.

     10.4  Incorporation of Separation Agreement Provisions. The following
           ------------------------------------------------
provisions of the Separation Agreement are hereby incorporated herein by reference, and unless otherwise expressly specified herein, such provisions shall apply as if fully set forth herein (references in this Section to an "Article" or "Section" shall mean Articles or Sections of the Separation Agreement, and, except as expressly set forth below, references within the material incorporated herein by reference shall be references to the Separation Agreement): Section 5.3 (relating to Agreement for Exchange of Information);
Section 5.6 (relating to Dispute Resolution); Section 5.8 (relating to No Representation or Warranty); and Article V (relating to Covenants and Other Matters).

     10.5  Governing Law. To the extent not preempted by applicable federal law,
           -------------
including, without limitation, ERISA, the Code and applicable securities laws, this Agreement shall be governed by, construed and interpreted in accordance with the laws of the State of California, irrespective of the choice of law principles of the State of California, as to all matters, including matters of validity, construction, effect, performance and remedies.

     10.6  Assignment. This Agreement shall inure to the benefit of and be
           ----------
binding upon the parties hereto and their respective legal representatives and successors, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement. This Agreement may be enforced separately by each member of the Catalytica Group and each member of the CESI Group. Neither party may assign this Agreement or any rights or obligations hereunder, without the prior written consent of the other party, and any such assignment shall be void; provided, however, either party may assign this Agreement to a successor entity in conjunction with such party's reincorporation.

     10.7   Severability. If any term or other provision of this Agreement is
            ------------
determined to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible and in an acceptable manner, so that the transactions contemplated hereby are fulfilled to the fullest possible extent.

     10.8   Interpretation. The headings contained in this Agreement or any
            --------------
Schedule hereto and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized term used in any Schedule but not otherwise defined therein shall have the meaning assigned to such term in this Agreement. When a reference is made in this Agreement to an Article, Section or Schedule, such reference shall be to an Article of, Section of, or Schedule to this Agreement unless otherwise indicated.

     10.9   Amendment. The Board of Directors of CESI and Catalytica may
            ---------
mutually agree to amend the provisions of this Agreement at any time or times, for any reason, either prospectively or retroactively, to such extent and in such manner as the Boards mutually deem advisable. Each Board may delegate its amendment power, in whole or in part, to one or more Persons or committees as it deems advisable. The Vice President, Human Resources of Catalytica and the Chief Financial Officer of CESI have full power and authority to mutually adopt an amendment to this Agreement. No change or amendment will be made to this Agreement, except by an instrument in writing signed by an authorized individual.

     10.10  Termination. This Agreement may be terminated and the Distribution
            -----------
abandoned at any time prior to the effective time, as defined in the Merger Agreement, by and in the sole discretion of Catalytica without the approval of CESI. In the event of termination pursuant to this Section, no party shall have any liability of any kind to the other party.

     10.11  Conflict. In the event of any conflict between the provisions of
            --------
this Agreement and the Separation Agreement, any Ancillary Agreement, or Plan, the provisions of this Agreement shall control. In the event of any conflict between the provisions of this Agreement and the Indemnification Agreement, the provisions of the Indemnification Agreement shall control.

     10.12  Counterparts. This Agreement, including the Schedules hereto and the
            ------------
other documents referred to herein, may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, each of the parties has caused this Employee Matters Agreement to be executed on its behalf by its officers thereunto duly authorized on the day and year first above written.



                                          CATALYTICA CORPORATION


                                          By:___________________________________

                                          Name:_________________________________

                                          Title:________________________________

                                          CATALYTICA ENERGY SYSTEMS, INC.


                                          By:___________________________________

                                          Name:_________________________________

                                          Title:________________________________


                                          APPROVED AND CONSENTED TO BY DSM, N.V.


                                          By:___________________________________

                                          Name:_________________________________

                                          Title:________________________________

                                 SCHEDULE 1.38
                                 -------------

                 CATALYTICA AND CESI HEALTH AND WELFARE PLANS
                 --------------------------------------------

CATALYTICA HEALTH AND WELFARE PLANS
-----------------------------------

Health Plans:
-    Great West HMO
-    Great West PPO
-    Great West Non-PPO
-    Delta Dental Plan of North Carolina
-    Vision Service Plan
Other Welfare Plans
-    Hartford Basic Life Plan
-    Hartford Supplemental Life
-    Hartford AD&D Plan
-    Hartford Dependent Life Plan
-    Hartford Long-Term Disability Plan
-    Hartford Short-Term Disability Plan
-    Great West Flexible Spending Plan
-    CIGNA Behavioral Health Employee Assistance Plan
-    Allmerica Financial Home/Auto/Umbrella Insurance Coverage Plan
-    ARAG Group Legal Plan
-    UNUM Long-Term Care Insurance Plan
-    Tuition Reimbursement Policy
-    Employee Referral Policy
-    Commuter Policy
Leave of Absence Programs and FMLA
Hartford Workers' Compensation Plan


CESI HEALTH AND WELFARE PLANS
-----------------------------

CESI Health Plans:
-    Great West PPO
-    Great West POS
-    Delta Dental Plan of North Carolina
-    Vision Service Plan
CESI Welfare Plans
-    Hartford Basic Life Plan
-    Hartford Supplemental Life
-    Hartford AD&D Plan
-    Hartford Dependent Life Plan
-    Hartford Long-Term Disability Plan

-    Hartford Short-Term Disability Plan
-    Great West Flexible Spending Plan
-    CIGNA Behavioral Health Employee Assistance Plan
-    Tuition Reimbursement Policy
-    Employee Referral Policy
-    Commuter Policy
Leave of Absence Programs and FMLA
Hartford Workers' Compensation Plan

                                 SCHEDULE 4.2

                              SEVERANCE PAY PLAN
                              ------------------


CESI Employees Entitled to Payment     2000 Supplement Balance as
------------------------------------   --------------------------
                                         of September 30, 2000
                                         ---------------------

Cooper, Michael D.                            $ 18,592.94

Dalla Betta, Ralph A.                         $124,356.81

Evitt, Eric R.                                $ 63,652.82

Kilner, Peter K.                              $ 42,984.80

Schlatter, James C.                           $ 72,644.80

Sheridan, David R.                            $ 10,501.46

Tomooka, Lee S.                               $ 30,833.76

                                SCHEDULE 5.4(a)

                           THIRD PARTY ASO CONTRACTS
                           -------------------------


                                               Vendor                    Service
                                       -----------------------  --------------------------
Medical
  HMO Plan                             Great West               Claims Administration
  PPO Plan                             Great West               Claims Administration

Dental
  PPO Plan (Low Option)                Delta Dental             Claims Administration
  PPO Plan (High Option)               Delta Dental             Claims Administration

Basic Life, Supplemental Life, AD&D    Hartford                 Premium Collection and
 and Dependent Life                                             Claims Administration

Long-Term Disability                   Hartford                 Eligibility Determination
                                                                and Claims Administration
Short-Term Disability                  UNUM                     Eligibility Determination
                                                                and Claims Administration
Vision                                 Vision Service Plan      Claims Administration

Employee Assistance Program (EAP)      CIGNA Behavioral Health  Eligibility Determination
                                                                and Claims Administration
Flexible Spending Accounts             Great West               Claims Administration

COBRA Administration                   Ceridian/Great West      COBRA Administration

Business Travel Accident               Hartford                 Claims Administration

                                SCHEDULE 5.4(b)

                           GROUP INSURANCE POLICIES
                           ------------------------

     Medical

          HMO Plan                                      Great West
          PPO (Preferred Provider
           Organization) Plan                           Great West

     Dental

          Indemnity (PPO) Plan - Low Option             Delta Dental
          Indemnity (PPO) Plan - High Option            Delta Dental
     Basic Life, Supplemental Life, AD&D &
          Dependent Life                                Hartford

     Long Term Disability                               Hartford

     Salary Continuation/Short Term Disability

          Salary Continuation                           Self-Administered
          Short Term Disability                         UNUM

     Voluntary Benefits Program

          Vision                                        Vision Service Plan
          Home/Auto/Umbrella                            America Financial
          Group Legal                                   ARAG Group
          Long Term Care                                UNUM

     Employee Assistance Program (EAP)                  CIGNA Behavioral Health

     Flexible Spending Accounts                         Great West

     COBRA Administration                               Ceridian/Great West

     Business Travel Accident                           Hartford

                                SCHEDULE 5.7(a)

                                SEVERANCE PLAN
                                --------------

CESI Employees to Receive Severance        Retention Period       Severance Liability
-----------------------------------        ----------------       -------------------
Regina Machado                         On or about 6 months
                                       from Distribution Date             $20,077

Jodi Pittman                           On or about 4 months
                                       from Distribution Date             $43,477

Megan Ravel                            On or about 2 months
                                       from Distribution Date             $16,638

Myra Rich                              On or about 3 months
                                       from Distribution Date             $24,092

                                  SCHEDULE 7.5

                             OTHER FRINGE BENEFITS
                             ---------------------

     OTHER CATALYTICA FRINGE BENEFITS
     --------------------------------

     -   ARAG Group Legal Plan


     OTHER CESI FRINGE BENEFITS
     --------------------------